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                                                                   Exhibit 10.33



                                LICENSE AGREEMENT
                             (PULSE HEALTH SERVICES)

         THIS LICENSE AGREEMENT ("AGREEMENT") is made as of January 31, 1998, by and among Tenet HealthSystem HealthCorp, a Delaware corporation ("LICENSOR"), NAHC of Oregon, Inc., a Tennessee corporation ("LICENSEE") and New American Healthcare Corporation, a Tennessee corporation ("LICENSEE'S PARENT"), with reference to the following facts:

         A. Pursuant to that certain Asset Sale Agreement ("SALE AGREEMENT") dated December 22, 1997 between Davenport Medical Center, Inc., EGH, Inc, Qualicare of Wyoming, Inc. and Woodland Park Hospital, Inc. (collectively, "SELLER") and Licensee's Parent, Seller has agreed to sell to Licensee's Parent substantially all of Seller's assets. The assets subject to the Sale Agreement include Davenport Medical Center, Eastmoreland Hospital, Lander Valley Medical Center and Woodland Park Hospital.

         B. Woodland Park Hospital, Inc. uses the tradename "Pulse Health Services" (hereinafter "TRADENAME") in connection with its operation of Woodland Park Hospital. Pursuant to the Sale Agreement, Licensee wishes to obtain a limited license to use the Tradename, and Licensor desires to grant Licensee the right to use the Tradename only at Woodland Park Hospital, for the term hereof and on the conditions hereinafter set forth, in connection with the ownership and operation of Woodland Park Hospital by Licensee.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and conditions hereinafter set forth, and in consideration of the compensation payable to Licensor pursuant to the Agreement, Licensor, Licensee and Licensee's Parent hereby agree as follows:

         1. Grant of License.

                  (a) Subject to the terms and conditions hereinafter set forth, Licensor grants to Licensee, and Licensee hereby accepts, the right, license and privilege to use the Tradename only in connection with the development, ownership and operation of Woodland Park Hospital by Licensee. The license hereby granted extends only to Woodland Park Hospital at its current location or at such other locations as shall be approved by Licensor.

                  (b) Licensee agrees to pay to Licensor a license fee in the amount of $10.00 per year during the term of this Agreement.

                  (c) The rights granted hereunder to Licensee with respect to the use of the Tradename are non-exclusive and Licensee acknowledges that (i) Licensor may grant other licenses for the use of the Tradename, the name "Pulse" or any abbreviations or variations


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thereof, and (ii) that Affiliates of Licensor may use the Tradename, the name
"Pulse" or abbreviations or variations thereof.

                  (d) Licensee shall not sub-license or assign any of its rights under this Agreement without Licensor's prior written consent, which consent may be granted or withheld in Licensor's sole and absolute discretion.

                  (e) Licensor represents and warrants that the name "Pulse" was registered with the United States Patent and Trademark Office on October 3, 1995 and that it is the sole owner of the name "Pulse".

         2. Term. The term of the license granted herein shall commence on the date hereof and shall continue until January 31, 2001 unless sooner terminated in accordance with the provisions of this Agreement.

         3.       Termination.

                  (a) Licensor shall have the right to terminate this Agreement, prior to the expiration of the term hereof, upon the occurrence of any of the following events:

                           i) The voluntary or involuntary, actual or attempted,
alienation, sale, assignment, pledge, hypothecation, or transfer of any right, interest, benefit, performance or obligation of Licensee set forth herein or arising hereunder without the prior written consent of Licensor. The foregoing notwithstanding, the hypothecation, mortgage or pledge by Licensee of all of its assets (including its rights under this Agreement) to secure borrowings from an institutional lender shall not constitute an event of default hereunder.

                           ii) Licensee or Licensee's Parent is dissolved or
declared insolvent or bankrupt; or Licensee or Licensee's Parent makes an assignment for the benefit of creditors; or a receiver, trustee or similar official is appointed for Licensee, Licensee's Parent or for any of their respective properties; or any petition is filed or any proceeding is demanded by, for or against Licensee or Licensee's Parent under any provision of a bankruptcy or similar law.

                  (b) Notwithstanding anything contained herein to the contrary, either Licensee or Licensee's Parent, at its sole option, may terminate this Agreement at any time during the term of this Agreement upon written notice to Licensor.

                  (c) Upon expiration of the term or other termination (for any reason) of this Agreement all of Licensee's rights under this Agreement shall
(i) terminate and Licensee shall immediately and forever thereafter cease in any manner whatsoever to use in any way the Tradename, or any variation thereof, and
(ii) remove the Tradename from all materials in




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Licensee's possession that bear the Tradename and certify to Licensor within 30 days of such termination that the Tradename has been so removed.

         4. Quality Control. At all times during the duration of this Agreement, Licensee shall maintain the quality standards set forth herein in connection with its use of the Tradename hereunder. Licensee may continue using the Tradename in the manner in which it is used by Woodland Park Hospital, Inc. on the date hereof, but may not use the name New American Healthcare Corporation, NAHC of Oregon, Inc., or any variation thereof as an integral part of the Tradename. Licensee shall use the Tradename only in association with services (a) that are at least equal in quality to those provided by Woodland Park Hospital, Inc. at the date of this Agreement, and (b) that conform with the accreditation standards of the Joint Commission on Accreditation of Healthcare Organizations or any successor accreditation body, and all rules and regulations of any applicable regulatory agency, including without limitation the Health Care Financing Administration. Licensee agrees that it will not use the Tradename in a manner that will, or would be likely to, cause harm to the reputation of Licensor or the goodwill of the Tradename. Any violation of this Paragraph 4 shall constitute a material breach of this Agreement by Licensee.

         5.       Indemnification.

                  (a) Indemnification by Licensee and Licensee's Parent. Maintenance of the required quality standards for the goods or services with which the Tradename is associated is solely the joint and several responsibility of Licensee and Licensee's Parent. Licensee and Licensee's Parent shall jointly and severally indemnify and hold Licensor harmless from and against any and all claims, losses, liabilities, damages, demands, suits, actions, proceedings, costs and expenses of any kind, including reasonable attorneys' fees (including a reasonable estimate of the allocable costs of in-house legal counsel and staff) and court costs (whether incurred, paid or required, including without limitation, those required under penalty of law) resulting from or in connection with the activities of Licensee pursuant to the license granted herein, including without limitation, the services offered by Licensee under the Tradename, or the failure of Licensee to satisfy any of its obligations hereunder.

                  (b) Indemnification by Licensor. Neither Licensee nor Licensee's Parent assumes any liability for any trademark or other infringement arising from or related to use of the Tradename by Licensor or its Affiliates (as hereinafter defined). Licensor hereby indemnifies and holds harmless Licensee from and against all claims, losses, liabilities, damages, demands, suits, actions, proceedings, costs and expenses of any kind, including reasonable attorneys' fees and court costs, incurred by Licensee as a result of or related to any claims arising from or related to use of the Tradename by Licensor or its Affiliates. As used herein, an "Affiliate" of an entity shall mean any corporation, partnership, sole proprietorship or any other entity of any kind whatsoever, whether for profit or not for profit which directly or indirectly




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through one or more intermediaries, controls, is controlled by or is under common control with the entity specified. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity.

                  (c) Notification and Settlement of Claims. Paragraph 16.3 (Notification and Settlement of Claims) of the Sale Agreement shall apply to claims made under this Paragraph 5 and is incorporated herein by reference.

         6. Enforcement. Licensee recognizes Licensor's rights in and to the Tradename and the name "Pulse". It is understood that Licensee shall not acquire or claim any title to the Tradename or the name "Pulse" adverse to Licensor by virtue of the license granted herein or through Licensee's use of the Tradename, it being the intention of the parties that any use of the Tradename by Licensee shall at all times inure to the benefit of Licensor. Licensee agrees to cooperate fully with Licensor to the extent reasonably necessary to document, secure and protect any and all of Licensor's rights to the Tradename or the name "Pulse". Licensee agrees during the term of this Agreement and thereafter to execute and deliver to Licensor such forms as Licensor shall reasonably request and any and all documents which Licensor deems reasonably necessary or desirable to protect the rights of Licensor, the Tradename and the name "Pulse". In the event Licensee learns of any infringement upon the Tradename or the name "Pulse", it shall promptly notify Licensor of the same. Licensor reserves the right to decide whether legal proceedings shall be instituted in the event a third party infringes the Tradename or the name "Pulse" and shall have the sole responsibility and control over such proceedings. Any recovery in such legal proceedings shall belong exclusively to Licensor.

         7. Successors and Assigns. Subject to Paragraph 1(d), this Agreement shall be binding upon the successors and assigns of both parties.

         8. Notices. All notices, requests, demands, waivers, consents and other communications hereunder shall be in writing, may be delivered in person, by telegraphic, facsimile or other electronic means, by overnight air courier or by mail, and shall be deemed to have been duly given and to have become effective (a) upon receipt, if delivered in person or by telegraphic, facsimile or other electronic means, (b) one business day after having been delivered to an air courier for overnight delivery or (c) three business days after having been deposited in the mails as certified or registered mail, return receipt requested, all fees prepaid, directed to the parties at the following addresses (or at such other address as shall be given in writing by a party hereto):





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     If to Licensee or Licensee's Parent:

          New American Healthcare Corporation
          109 Westpark Drive, Suite 440
          Brentwood, TN 37024
          Attn: Neil G. McLean, Vice President
          Facsimile: (615) 221-5009

     With a copy to counsel for Licensee:

          Mike Hill, Esq.
          Harwell Howard Hyne Gabbert & Manner
          315 Deaderick Street
          Nashville, TN 37238
          Facsimile: (615) 251-1059

     If to Licensor:

          c/o Tenet HealthSystem
          14001 Dallas Parkway, Suite 105
          Dallas, TX 75240
          Attn: Donald W. Thayer, Vice President
          Facsimile: (972) 789-2318

     With copies to:

          Tenet HealthSystem
          14001 Dallas Parkway, Suite 200
          Dallas, TX 75240
          Attn: William A. Barrett, Esq.
          Facsimile: (972) 702-6598

          and

          Gary Q. Michel, Esq.
          Ervin, Cohen & Jessup
          9401 Wilshire Boulevard, 9th Floor
          Beverly Hills, CA 90212-2974
          Facsimile: (310) 859-2325



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         9. Further Assurances; Entire Agreement; Amendment. The parties hereto agree to execute any further documents and instruments which are necessary to effectuate the substance and intent of this Agreement. This Agreement sets forth and constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representation, whether written or oral, between the parties with respect to the subject matter hereof. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing, making specific reference to this Agreement, and signed duly by authorized representatives of both parties.

         10. No Partnership. The relationship hereby established between Licensor and Licensee is solely that of independent contractors. This Agreement shall not create an agency, partnership, joint venture, or employer/employee relationship, and nothing hereunder shall be deemed to authorize either party to act for, represent or bind the other except as expressly provided in this Agreement.

         11. Severability. If and solely to the extent that any provision of this Agreement shall be invalid or unenforceable, or shall render this entire Agreement to be unenforceable or invalid, such offending provision shall be of no effect and shall not affect the validity of the remainder of this Agreement or any of its provisions; provided, however, the parties shall use their respective reasonable efforts to renegotiate the offending provisions to best accomplish the original intentions of the parties.

         12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to the principles of conflicts of law theory.

         13. Attorneys' Fees. In any litigation or other proceeding relating to this Agreement or the license granted hereby, the prevailing party shall be entitled to recover its costs, expenses and disbursements in connection with such action, including the costs of reasonable investigation, preparation, and professional or expert consultation and reasonable attorneys' fees (including a reasonable estimate of the allocable costs of in-house legal counsel and staff).

         14. Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in writing and signed by the party charged with such waiver, and no waiver of any right shall be deemed to be a waiver of any future right or any other right arising under this Agreement. All rights, remedies, undertakings, obligations, and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation, or agreement.




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         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16. Effective Date. This Agreement and the license granted hereby shall be effective at 12:01 a.m. on February 1, 1998.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                       LICENSOR:

                                       TENET HEALTHSYSTEM HEALTHCORP

                                       By: /s/ Donald W. Thayer
                                           ------------------------------------
                                       Name: Donald W. Thayer
                                       Title: Vice President


                                       LICENSEE:

                                       NAHC OF OREGON, INC.

                                       By: /s/ Dana C. McLendon, Jr.
                                           ------------------------------------
                                       Name: Dana C. McLendon, Jr.
                                       Title: Vice President


                                       LICENSEE'S PARENT:

                                       NEW AMERICAN HEALTHCARE
                                       CORPORATION

                                       By: /s/ Robert M. Martin
                                           ------------------------------------
                                       Name: Robert M. Martin
                                       Title: President





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